
CONSOLIDATED STATEMENTS OF OPERATIONS        MediaOne Group, Inc. (1)
(UNAUDITED)

                       Quarter Ended           Six Months Ended
                          June 30,      %         June 30,      %
Dollars in millions    1998     1997  Change   1998     1997  Change
--------------------- -------  -------------- -------  --------------
SALES AND OTHER REVENUES
 Cable & broadband   $    613 $   589    4.1 $  1,237 $ 1,145    8.0
 Wireless comm.            20     363  (94.5)     361     698  (48.3)
 Other                      8      29  (72.4)      15      58  (74.1)
                      -------- --------       -------- --------
Total sales &
 other revenues      $    641 $   981  (34.7)$  1,613 $ 1,901  (15.1)
OPERATING EXPENSES
Costs of sales &
 other revenues           241     326  (26.1)     558     631  (11.6)
Selling, general &
 administrative           195     313  (37.7)     502     590  (14.9)
Depreciation              127     158  (19.6)     331     318    4.1
Amortization              131     132   (0.8)     275     266    3.4
                      -------- --------       -------- --------
Total oper. expenses      694     929  (25.3)   1,666   1,805   (7.7)
                      -------- --------       -------- --------
Inc.(loss) from oper.     (53)     52   -         (53)     96   -
Interest expense         (143)   (166) (13.9)    (293)   (340) (13.8)
Equity losses in
 unconsol. ventures       (69)   (153) (54.9)    (205)   (318) (35.5)
Gains on sale of
 investments               22      44  (50.0)      39      95  (58.9)
Gain on sale of invest.
 in domestic wireless   3,869      -    -       3,869      -    -
Guaranteed minority
 interest expense         (20)    (22)  (9.1)     (42)    (44)  (4.5)
Other income(expense)     110      (7)  -          73     (11)  -
                      -------- --------       -------- --------
Inc.(loss) from cont.
 oper. before inc. tax
 benefit (exp.)         3,716    (252)  -       3,388    (522)  -
Inc. tax benefit(exp.) (1,542)     71   -      (1,436)    151   -
                      -------- --------       -------- --------
INCOME(LOSS) FROM
CONTINUING OPERATIONS   2,174    (181)  -       1,952    (371)  -
Income from  discont.
 oper.-net of tax:
Results of oper.(2)       313     416  (24.8)     747     836  (10.6)
Gain on separation(3)# 24,461      -    -      24,461      -    -
                      -------- --------       -------- --------
Income before
 extraordinary item    26,948     235   -      27,160     465   -
Extraord. item-net
  of tax                 (333)      3   -        (333)      3   -
                      -------- --------       -------- --------
NET INCOME             26,615     238   -      26,827     468   -
Preferred dividends       (13)    (12)   8.3      (26)    (25)   4.0
Loss on redemption of
 preferred securities     (53)     -    -         (53)     -    -
                      -------- --------       -------- --------
EARNINGS AVAILABLE
 FOR COMMON STOCK    $ 26,549 $   226   -    $ 26,748 $   443   -
                      ======== ========       ======== ========

# Offset by dividend of New U S WEST at fair market value.
See footnotes on page ___.


                      Quarter Ended           Six Months Ended
In millions, except       June 30,      %         June 30,      %
per share amounts      1998     1997  Change   1998     1997  Change
--------------------- -------  -------------- -------  --------------
MediaOne Group Stock:
Basic Earnings per Common Share:

Basic average common
 shares outstanding     609.1   606.4    0.4    608.7   606.5    0.4
                      ======== ========       ======== ========
Basic earnings (loss)
 from continuing
 operations *        $   3.46 $ (0.31)  -    $   3.08 $ (0.65)  -

Income from discontinued
 operations              0.12    0.14  (14.3)    0.26    0.27   (3.7)

Gain on separation      40.16    -      -       40.19    -      -
Extraordinary item-
 early extinguishment
 of debt                (0.55)   -      -       (0.55)   -      -
                      -------- --------       -------- --------

Basic earnings (loss)
 per common share    $  43.19 $ (0.17)  -    $  42.98 $ (0.38)  -
                      ======== ========       ======== ========
Diluted Earnings per Common Share:

Diluted average common
shares outstanding      653.6   606.4    7.8    652.6   606.5    7.6
                      ======== ========       ======== ========
Diluted earnings (loss)
 from continuing
 operations          $   3.24 $ (0.31)  -    $   2.91 $ (0.65)  -

Income from discontinued
 operations              0.11    0.14  (21.4)    0.24    0.27  (11.1)

Gain on separation      37.42    -      -       37.48    -      -
Extraordinary item-
 early extinguishment
 of debt                (0.51)   -      -       (0.51)   -      -
                      -------- --------       -------- --------

Diluted earnings (loss)
 per common share #  $  40.27  $(0.17)  -    $  40.12  $(0.38)  -
                      ======== ========       ======== ========

* Pro forma basic and diluted loss per share adjusted to eliminate the impact of the operations of domestic wireless, the gain from disposition of the domestic wireless businesses and the second quarter 1998 redemption of preferred securities, would be ($0.17) and ($0.36) for the second quarter 1998 and 1997, respectively. The pro forma loss per share would be ($0.58) and ($0.74) for the six months ended June 30, 1998 and 1997, respectively.

# Quarter ended June 30, 1998 amount does not foot due to rounding of the individual components.

See footnotes on page ___.